                                                                    EXHIBIT 4.03

                            SERIES E RIGHTS AGREEMENT


     This Series E Rights Agreement (this "Agreement") is made and entered into as of June 30, 1999 by and among BroadBase Information Systems, Inc., a California corporation (the "Company"), and the persons and entities listed on Exhibit A attached hereto (each hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors").

                                 R E C I T A L S

          A. The Investors have agreed to purchase from the Company, and the Company has agreed to sell to such Investors, shares of the Company's Series E Preferred Stock ("Series E Stock") on the terms and conditions set forth in that certain Series E Preferred Stock Purchase Agreement, dated of even date herewith by and among the Company and such Investors (the "Series E Agreement").

          B. The Series E Agreement provides that the Investors shall be granted board observer rights and certain of the Investors shall be granted a right of first offer in connection with the Company's initial public offering, all as more fully set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereby agree as follows:

     1.   RIGHT OF FIRST OFFER.

          1.1 Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

               "Aggregate Proportionate Share" means seventy percent (70%) of the quotient that results from dividing (i) the sum of the total number of Series E Equivalent Shares that all Rights Holders hold on the Record Date (as defined herein) by (ii) a number of shares of Common Stock of the Company equal to the sum of (A) the total number of shares of Common Stock of the Company outstanding on the Record Date, plus (B) the total number of shares of Common Stock of the Company into which all then outstanding shares of the Preferred Stock of the Company are then convertible, plus (C) the total number of shares of capital stock of the Company (on an as-converted to Common Stock basis) issuable upon exercise of all then outstanding options or warrants to purchase shares of the Company's stock or upon conversion of all then outstanding Debentures, plus (D) the number of shares of Common Stock of the Company then reserved and available for issuance under stock purchase and stock option plans of the Company; provided, however, that the foregoing seventy percent (70%) may be cut back to such lower percentage as may be designated by the managing underwriter in the IPO in a writing delivered by such managing underwriter to those Rights Holders exercising their Right of First Offer hereunder (i) not less than four (4) days prior to the effective date of the Registration Statement to the extent deemed necessary to the success of such offering by such managing underwriter in its reasonable opinion (provided that such percentage is not reduced to less than fifty percent (50%) pursuant to this clause (i)) or (ii) prior to the Closing to the extent necessary to comply with the applicable rules or regulations of the SEC, the NASD, the Nasdaq Stock Market, Inc., or other regulatory body.

               "Closing" means the closing of the IPO.

               "Conversion Stock" means shares of Common Stock of the Company issued upon conversion of shares of Series E Stock.

               "Debentures" means those certain senior unsecured convertible debentures of the Company issued and sold pursuant to that certain Series D Preferred Stock Convertible Debenture Purchase Agreement dated December 9, 1998 by and among the Company and those "Investors" identified in Exhibit A thereto, as amended on April 13, 1999.

               "IPO" means the first public offering of the Company's Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $10,000,000 and the public offering price per share of which equals or exceeds $11.08 per share before deduction of underwriters' discounts and commissions (such price per share of Common Stock to be appropriately adjusted to reflect "Common Stock Events" (as such term is defined in the Company's Articles of Incorporation)).

               "IPO Shares" means the shares of Common Stock of the Company issued at the Closing (exclusive of any shares offered and sold pursuant to any underwriter's over-allotment option).

               "IPO Shares Number" means the total number of IPO Shares issued and sold by the Company at the Closing (exclusive of any shares offered and sold pursuant to any underwriter's over-allotment option).

               "Maximum IPO Shares Number" means the number that results from multiplying the IPO Shares Number by the Aggregate Proportionate Share.

               "NASD" means the National Association of Securities Dealers, Inc.

               "Offering Price" means the price per share at which IPO Shares are offered to the public at the Closing (before deduction of underwriter's discounts and commissions).

               "Preferred Stock" means the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

               "Pro Rata Share" means, as to a Rights Holder, the quotient that results from dividing (i) the total number of Series E Equivalent Shares that such Rights Holder holds on the Record Date by (ii) the total number of Series E Equivalent Shares that all Rights Holders hold on the Record Date.


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

               "Record Date" means 5:00 p.m. (PST) on date on which the Company first circulates a prospectus in connection with the IPO.

               "Registration Statement" means the registration statement filed by the Company with the SEC covering the offering of IPO Shares.

               "Rights Holder" means an Investor, or an assignee of an Investor in accordance with the provisions of Section 3 hereof, who holds at least 110,000 Series E Equivalent Shares and who is not otherwise (A) prohibited from
(i) exercising any of the rights of a Rights Holder under Section 1 or (ii) being bound by any of the provisions under Section 1, in either case, by any applicable rules or regulations of the SEC, NASD, the Nasdaq Stock Market, Inc. or other regulatory body, or (B) an affiliate of any entities in the IPO underwriting syndicate. For purposes of this Agreement, a holder of Series E Stock convertible into Series E Equivalent Shares shall be deemed to be a holder of such Series E Equivalent Shares.

               "SEC" means the Securities and Exchange Commission.

               "Series E Equivalent Shares" means all the shares of Common Stock of the Company issued or issuable upon conversion of any shares of Series E Stock.

          1.2 Right of First Offer. The Company hereby grants to the Rights Holders a right of first offer to purchase a number of IPO Shares at the Closing up to the Maximum IPO Shares Number at a price per share equal to the Offering Price all on the terms and conditions set forth herein (the "Right of First Offer"). Notwithstanding any other provisions of this Agreement, under no circumstances shall the Rights Holders have a Right of First Offer under this Agreement with respect to a number of IPO Shares that exceeds the Maximum IPO Shares Number.

          1.3  Procedures.

               (a) Notice and Elections. The Company shall give written notice (a "Notice") to each Rights Holder no more than five (5) days after the Record Date stating (i) the estimated dollar range of the Offering Price set forth in the prospectus circulated on the Record Date (the "Estimated Offering Price Range") and (ii) the estimated total number of IPO Shares to be issued at the Closing (exclusive of any shares offered and sold pursuant to any underwriter's over-allotment option) set forth in such prospectus (the "Estimated IPO Shares Number"). A Rights Holder shall have five (5) days from the date of delivery of the Notice (the "Exercise Period") to deliver to the Company written notice of such Rights Holder's election to exercise its Right of First Offer (an "Election") for a specified number of IPO Shares up to a maximum equal to the Maximum IPO Shares Number (the "Requested IPO Shares Number"), which Requested IPO Shares Number shall be subject to reduction in accordance with the terms and conditions of this Agreement. Each Election shall be deemed to be made in anticipation of (I) the Offering Price being in a range, the lower end of which is no lower than the lower end of the Offering Price Range and the upper end of which is no higher than the product that results from multiplying the midpoint of the Offering Price Range by 150% (the "Final Offering Price Range") and (II) the IPO Shares Number being in a range, the lower end of which is no lower than the product that results from multiplying the Estimated IPO Shares Number by 80% and the


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upper end of which is no higher than the product that results from multiplying the Estimated IPO Shares Number by 150% (the "Final IPO Shares Number Range"). In the Election, the Rights Holder shall also set forth the name, telephone number, facsimile number and pager number for those person(s) authorized by it to make a revocation decision in accordance with the terms of subsection (e), below, and to make a confirmation decision in accordance with the terms of subsection (f), below.

               (b) Elections for Maximum IPO Shares Number or Less. If the sum of all of the Requested IPO Shares Numbers of the Rights Holders is equal to or less than the Maximum IPO Shares Number, then each Rights Holder will be deemed have exercised its Right of First Offer for its respective Requested IPO Shares Number.

               (c) Elections for More than Maximum IPO Shares Number. If the sum of all of the Requested IPO Shares Numbers of the Rights Holders is greater than the Maximum IPO Shares Number, then each Rights Holder will be deemed to have exercised its Right of First Offer for a number of IPO Shares that is determined as follows:

                    (1) Each Rights Holder shall be deemed to have exercised its Right of First Offer for the lesser of (I) such Rights Holder's Requested IPO Shares Number and (II) such Rights Holder's Pro Rata Share of the Maximum IPO Shares Number.

                    (2) If the foregoing deemed exercises of the Rights of First Offer of all of the Rights Holders pursuant to clause (c)(1) are for an aggregate number of IPO Shares that is less than the Maximum IPO Shares Number, then the remaining number of IPO Shares shall be deemed subject to further exercises of the Right of First Offer by each Rights Holder whose Requested IPO Shares Number was equal to or greater than its Pro Rata Share of the Maximum IPO Shares Number (each a "Continuing Rights Holder") for an additional number of IPO Shares equal to the lesser of (I) a number of IPO Shares equal to the number that results from subtracting (x) the aggregate number of IPO Shares as to which such Continuing Rights Holder was deemed to have exercised its Right of First Offer in accordance with the preceding provisions of this subsection (c) from
(y) such Rights Holder's Requested IPO Shares Number and (II) such Continuing Rights Holder's "Subsequent Pro Rata Share" of such remaining number of IPO Shares. For purposes of this subsection (c)(2), a Continuing Rights Holder's "Subsequent Pro Rata Share" means the quotient that results from dividing (aa) the total number of Series E Equivalent Shares that such Continuing Rights Holder held on the Record Date by (bb) the total number of Series E Equivalent Shares that all Continuing Rights Holders held on the Record Date.

                    (3) If the deemed exercises of the Rights of First Offer of all of the Rights Holders pursuant to each of the foregoing clauses of this subsection (c) are, in the aggregate, for a total number of IPO Shares that is less than the Maximum IPO Shares Number, then the number of IPO Shares that still remains shall be deemed subject to yet further exercises of the Right of First Offer by each Continuing Rights Holder who, as a result of its aggregate deemed exercises in each of the foregoing clauses of this subsection (c), is not yet deemed to have elected, in the aggregate, to be offered a number IPO Shares equal to its Requested IPO Shares Number, for additional numbers of IPO Shares determined in accordance with the same


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

provisions as are set forth in subsection (c)(2) above, except that a "Continuing Rights Holder" shall instead mean and refer to a Rights Holder who is deemed to have a continuing Right of First Offer under this subsection
(c)(3), the remaining number of IPO Shares shall instead mean and refer to the number of IPO Shares remaining from the Maximum IPO Shares Number after taking into account all of the preceding deemed exercises of the Rights of First Offer, and the "Subsequent Pro Rata Share" shall instead be calculated with reference a denominator including shares owned only by those Continuing Rights Holders who are deemed to have a continuing Right of First Offer under this subsection
(c)(3). The provisions of this subsection (c)(3) shall continue to be applied in successive rounds until the first to occur of (A) the aggregate number of IPO Shares as to which deemed exercises of the Rights of First Offer under this subsection (c) have been made equals the Maximum IPO Shares Number or (B) each of the Rights Holders has, by virtue of the deemed exercises of its Right of First Offer under this subsection (c), exercised its Right of First Offer for a number of IPO Shares equal to its Requested IPO Shares Number.

               (d) Final Notice and Offer in IPO. A Rights Holder's exercise of the Right of First Offer in accordance with subsection (b) or (c) hereof, as applicable, shall be deemed an expression of interest in receiving an offer by the Company to purchase that number of IPO Shares. The Company's offer to sell such IPO Shares to the Rights Holders shall be deemed to occur automatically upon the completion of the latest to occur of (i) the earliest to occur of (A) the conclusion of any live, person-to-person communication (whether in-person or by telephone) between a representative of the Company or the managing underwriter and a representative of the Rights Holder designated by the Rights Holder in its Election in which the Company or the managing underwriter notifies the Rights Holder of the Offering Price and the IPO Shares Number; or (B) four
(4) hours after notice is given by the Company or the managing underwriter to a representative of the Rights Holder designated by the Rights Holder in its Election (with a contemporaneous copy to the Rights Holder's designated counsel identified in Section 4.1(a) below) by actual delivery or facsimile transmission of the Offering Price and the IPO Shares Number (such notice under either of clauses (i)(A) or (i)(B) hereafter referred to as a "Final Notice"); and (ii) the effectiveness of the Registration Statement (the completion of the later to occur of the foregoing hereof, the "Offer Time"). In the event that the Registration Statement becomes effective prior to the Company or the managing underwriter giving a Final Notice to the representative of a Rights Holder as provided for in clause (ii) of the immediately preceding sentence, the Company or the managing underwriting shall give such Final Notice as promptly as reasonably practicable and such Rights Holder's Right of First Offer shall not be deemed to be inapplicable to the IPO by virtue of any failure to give such Final Notice.

               (e) IPO Within Ranges. Upon the giving of Final Notice by the Company or the managing underwriter to the Rights Holder (with a contemporaneous copy to the Rights Holder's designated counsel identified in Section 4.1(a) below in the case of actual delivery or delivery by facsimile transmission) in accordance with the provisions of subsection (d), if both (i) the Offering Price described in the Final Notice is within the Final Offering Price Range and (ii) the IPO Shares Number described in the Final Notice is within the Final IPO Shares Number Range, then each Rights Holder who delivered an Election shall have an unconditional right to terminate its Right of First Offer and revoke its exercise thereof (x) by delivering oral notice thereof in any communication described in clause (i)(A) of subsection (d), or (y) by delivering written notice thereof by facsimile transmission, or by actual receipt, in each


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such case prior to or at the Offer Time. Once timely revoked by a Rights Holder, the Right of First Offer as to such Rights Holder shall become null and void. A Rights Holder's exercise of the Right of First Offer shall, unless so revoked by such Rights Holder on or before the Offer Time, automatically be deemed, immediately after the Offer Time, to be a binding commitment to purchase the number of IPO Shares as to which such Rights Holder is deemed to have exercised its Right of First Offer hereunder at the Offering Price for each such IPO
Share.

               (f) IPO Outside of Ranges. Upon the giving of Final Notice by the Company or the managing underwriter to the Rights Holder (with a contemporaneous copy to the Rights Holder's designated counsel identified in
Section 4.1(a) below in the case of actual delivery or delivery by facsimile transmission) in accordance with the provisions of subsection (d), if either (i) the Offering Price described in the Final Notice is outside of the Final Offering Price Range or (ii) the IPO Shares Number described in the Final Notice is outside the Final IPO Shares Number Range, then each Rights Holder who delivered an Election shall have until prior to or at the Offer Time to confirm its Election hereunder (a "Confirmation") (notwithstanding the fact that the Offering Price is not within the Final Offering Price Range or that the IPO Shares Number is not within the Final IPO Shares Number Range) (x) by delivering oral notice thereof in any communication described in clause (i)(A) of subsection (d), or (y) by delivering written notice thereof by facsimile transmission, or by actual receipt. Any Rights Holder who fails to so confirm its Election in accordance with the foregoing shall be automatically deemed to have revoked its Election and its Right of First Offer shall become null and void. Each Rights Holder who delivered an Election shall have an unconditional right to so revoke its Election and its Right of First Offer. A Rights Holder's timely delivery of a Confirmation in accordance with the terms and conditions hereof shall be a binding commitment to purchase the number of IPO Shares as to which such Rights Holder is deemed to have exercised its Right of First Offer hereunder at the Offering Price for each such IPO Share.

               (g) Closing and Restrictions. The Rights Holders' purchases of IPO Shares in accordance with this Section 1 shall occur simultaneously with the Closing. The IPO Shares purchased by any Rights Holder pursuant to this Section 1 shall be subject to any restrictions on resale imposed by rules or regulations of the SEC, the NASD, the Nasdaq Stock Market, Inc., or other regulatory body.

          1.4 Termination of Right of First Refusal. Each Rights Holder's Right of First Offer terminates immediately after the Closing.

          1.5 This Agreement Not an Offer. This Agreement does not constitute an offer to sell securities of the Company. Any offering of shares of the Company's Common Stock in the IPO will only be made pursuant to a prospectus filed with the SEC.

     2.   BOARD OBSERVER RIGHTS.

          2.1 Observer Rights. The Company will permit one (1) representative of the Investors (as designated in a writing delivered to the Company from time to time that is executed by those Investors then holding a majority of the Series E Equivalent Shares) (the "Representative") to attend all meetings of the Company's Board of Directors in a non-voting observer capacity. The Company will also provide the Representative with copies of all notices,


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minutes and other materials that it provides to its directors with respect to such meetings ("Board Materials"). The initial Representative shall be Harvey Allison.

          2.2  Restrictions.

               (a) Prior to attending any meeting or receiving any written materials pursuant to Section 2.1, the Representative shall execute and deliver to the Company an agreement providing that, except to the extent otherwise required by law, the Representative shall hold in strict confidence, and not disclose to any party other than to another Investor who has executed this Agreement, all information and materials the Representative received pursuant to
Section 2.1; provided, however, that the Representative may disclose such information and materials on a confidential basis to the professional advisors or employees of an Investor who are under a duty to hold such information and materials in confidence to the extent reasonably necessary for such Investor to monitor its investment in the Company.

               (b) Except to the extent otherwise required by law, each Investor shall hold in strict confidence, and not disclose to any party, all information and materials received from the Representative that the Representative received pursuant to Section 2.1; provided, however, that the Investor may disclose such information and materials on a confidential basis to its professional advisors or employees who are under a duty to hold such information and materials in confidence to the extent reasonably necessary for such Investor to monitor its investment in the Company.

               (c) The Representative may be excluded from certain confidential "closed sessions" of the Board at any portions of a Board meeting if (i) the presence of the Representative would jeopardize the Company's attorney-client privilege or (ii) if the Board otherwise reasonably so requires; provided, however, that the Board may not so exclude the Representative pursuant to clause
(ii) of this sentence with respect to matters of corporate governance. In addition, the Company may withhold from the Representative any portions of any Board Materials (i) if the disclosure of such portions of Board Materials would jeopardize the Company's attorney-client privilege or (ii) if the Board otherwise reasonably so requires; provided, however, that the Board may not so exclude the Representative pursuant to clause (ii) of this sentence with respect to matters of corporate governance.

          2.3  Termination.

               The rights of the Investors under Section 2 of this Agreement shall terminate upon the first to occur of: (a) the date on which the Investors hold, in the aggregate, fewer than 245,000 shares of any combination of Series E Equivalent Shares, (b) the closing of an IPO; (c) the sale of all or substantially all the Company's assets; or (d) upon the closing of any merger or other acquisition involving the Company in which the Company is not the surviving corporation or in which the shareholders of the Company immediately prior to such merger or acquisition own less than fifty percent (50%) of the voting equity securities of the surviving corporation or entity immediately after such merger or acquisition.


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

     3.   ASSIGNMENT AND AMENDMENT.

          3.1 Assignment. The rights an Investor under Sections 1 and 2 hereof may be assigned in connection with any transfer of shares of Series E Stock or shares of Conversion Stock in accordance with the applicable provisions of
Section 4.7 of the Series E Agreement (i) by an Investor that is a partnership, corporation or limited liability company to (A) a partner of such partnership, a shareholder of such corporation or a member of such limited liability company,
(B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner, shareholder or member, (ii) by any Investor by way of transfer by gift, will or intestate succession by such Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing, (iii) by an Investor to a transferee who acquires thereby a number of shares of Series E Stock or shares of Conversion Stock equal to at least that number of shares that results from dividing One Million Dollars ($1,000,000) by the then current "Conversion Price" for the Series E Stock (as defined in the Company's Articles of Incorporation), or (iv) by any Investor that is a corporation, partnership or limited liability company to an affiliate.

          Notwithstanding the foregoing (i) no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned and (ii) any such assignee agrees in a writing delivered to the Company to receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 3.

          3.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the shares of Series E Stock and Conversion Shares.

     4.   GENERAL PROVISIONS.

          4.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon the earlier of (i) actual receipt, (ii) the day that is one business day after transmission by facsimile (subject to receipt by the transmitting party of automatic confirmation of successful transmission of such facsimile to the number dialed), except with respect to the notice provided for in Section 1.3(d) as to which notice shall be deemed given upon completion of the facsimile transmission (subject to receipt by the transmitting party of automatic confirmation of successful transmission of such facsimile to the number dialed),
(iii) the date that is one business day after delivery to a nationally recognized express overnight courier service for United States deliveries, or
(iv) the


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

date that is three business days after delivery to an internationally recognized express courier for deliveries outside the United States, fees prepaid, as follows:

               (a) if to an Investor, at such Investor's respective address as set forth on Exhibit A hereto; with a copy to:

                           Rick Cohen, Esq.
                           Buchalter, Nemer, Fields & Younger
                           601 South Figueroa Street, Ste. 2400
                           Los Angeles, CA 90017
                           Tel. (213) 896-0400
                           Fax. (213) 896-0400

                 and a copy to:

                           Jon Gavenman, Esq.
                           Venture Law Group
                           2800 Sand Hill Road
                           Menlo Park, CA 94025
                           Tel. (650) 233-8539
                           Fax. (650) 233-8386

               (b) if to the Company, at 172 Constitution Drive, Menlo Park, California 94025.

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder.

          4.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          4.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

          4.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          4.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.


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

          4.6 Successors And Assigns. Subject to the provisions of Section 3.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          4.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.9 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          4.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or Series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or Series of stock by such subdivision, combination or stock dividend.

          4.11 Aggregation of Stock. All shares of the Series E Stock and Conversion Shares, as applicable, held or acquired by affiliated entities or persons, or entities or persons under common management, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.



               [Remainder of this page intentionally left blank.]



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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:

BROADBASE INFORMATION SYSTEMS, INC.
a California Corporation

By: /s/ CHUCK BAY
   -----------------------------

Name:
     ---------------------------

Title:
      --------------------------

                                    INVESTORS:

                                    ATTRACTOR OFFSHORE LTD.

                                    By: /s/ HARVEY ALLISON
                                       --------------------------------------
                                       Harvey Allison, President
                                       Attractor Investment Management Inc.
                                       its Investment Manager


                                    ATTRACTOR INSTITUTIONAL LP

                                    By: /s/ HARVEY ALLISON
                                       --------------------------------------
                                       Harvey Allison
                                       Managing Member of its General Partner
                                       Attractor Ventures LLC


                                    ATTRACTOR VENTURES LLC

                                    By: /s/ HARVEY ALLISON
                                       ------------------------------------
                                       Harvey Allison
                                       Managing Member



                                    ATTRACTOR LP

                                    By: /s/ HARVEY ALLISON
                                       --------------------------------------
                                       Harvey Allison
                                       Managing Member of its General Partner
                                       Attractor Ventures LLC


             SIGNATURE PAGE TO BROADBASE INFORMATION SYSTEMS, INC.
                           SERIES E RIGHTS AGREEMENT

                                   SPINNAKER CLIPPER FUND, L.P.
                                   By: Bowman Capital Management, LLC, its
                                       General Partner

                                   By: /s/ ERIC MOORE
                                       -----------------------------------
                                   Name: Eric Moore
                                         ---------------------------------
                                   Title: Controller
                                          --------------------------------



                                   SPINNAKER FOUNDERS FUND, L.P.
                                   By: Bowman Capital Management, LLC, its
                                       General Partner

                                   By: /s/ ERIC MOORE
                                       -----------------------------------
                                   Name: Eric Moore
                                         ---------------------------------
                                   Title: Controller
                                          --------------------------------



                                   SPINNAKER OFFSHORE FOUNDERS FUND
                                   CAYMAN LIMITED
                                   By: Bowman Capital Management, LLC, its
                                       Investment Adviser and
                                       Attorney-in-Fact

                                   By: /s/ ERIC MOORE
                                       -----------------------------------
                                   Name: Eric Moore
                                         ---------------------------------
                                   Title: Controller
                                          --------------------------------




             SIGNATURE PAGE TO BROADBASE INFORMATION SYSTEMS, INC.
                           SERIES E RIGHTS AGREEMENT

                                   AXA U.S. GROWTH FUND LLC

                                   By: /s/ GLEN SOLOMON
                                       -----------------------------------
                                   Name:  Glen Solomon
                                   Title: Attorney in Fact


                                   DOUBLE BLACK DIAMOND II LLC

                                   By: /s/ GLEN SOLOMON
                                       -----------------------------------
                                   Name:  Glen Solomon
                                   Title: Attorney in Fact


                                   45th PARALLEL LLC

                                   By: /s/ GLEN SOLOMON
                                       -----------------------------------
                                   Name:  Glen Solomon
                                   Title: Attorney in Fact



                                   PARALLEL CAPITAL I LLC

                                   By: /s/ GLEN SOLOMON
                                       -----------------------------------
                                   Name:  Glen Solomon
                                   Title: Attorney in Fact



                                   PARALLEL CAPITAL II LLC

                                   By: /s/ GLEN SOLOMON
                                       -----------------------------------
                                   Name:  Glen Solomon
                                   Title: Attorney in Fact



                                   ALMANORI LIMITED

                                   By: /s/ GLEN SOLOMON
                                       -----------------------------------
                                   Name:  Glen Solomon
                                   Title: Attorney in Fact



                                   MULTINVEST LLC

                                   By: /s/ GLEN SOLOMON
                                       -----------------------------------
                                   Name:  Glen Solomon
                                   Title: Attorney in Fact





             SIGNATURE PAGE TO BROADBASE INFORMATION SYSTEMS, INC.
                           SERIES E RIGHTS AGREEMENT

                                BENCHMARK CAPITAL PARTNERS, L.P.
                                By: Benchmark Capital Management Co., L.L.C.
                                    Its General Partner

                                By: /s/ [illegible]
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title: Managing Member

                                BENCHMARK FOUNDERS' FUND, L.P.
                                By: Benchmark Capital Management Co., L.L.C.
                                    Its General Partner

                                By: /s/ [illegible]
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title: Managing Member

                                ACCEL V L.P.
                                By: Accel V Associates L.L.C.
                                    Its General Partner

                                By: /s/ G. CARTER SEDNAOUI
                                   ---------------------------------------------
                                Name: G. Carter Sednaoui
                                     -------------------------------------------
                                Title: Managing Member

                                ACCEL INTERNET/STRATEGIC TECHNOLOGY
                                FUND L.P.
                                By: Accel Internet/Strategic Technology Fund
                                    Associates L.L.C.

                                By: /s/ G. CARTER SEDNAOUI
                                   ---------------------------------------------
                                Name: G. Carter Sednaoui
                                     -------------------------------------------
                                Title: Managing Member

                                ACCEL KEIRETSU V L.P.
                                By: Accel Keiretsu V Associates L.L.C.
                                    its General Partner

                                By: /s/ G. CARTER SEDNAOUI
                                   ---------------------------------------------
                                Name: G. Carter Sednaoui
                                     -------------------------------------------
                                Title: Managing Member

                                ACCEL INVESTORS '97 L.P.

                                By: /s/ G. CARTER SEDNAOUI
                                   ---------------------------------------------
                                Name: G. Carter Sednaoui
                                     -------------------------------------------
                                Title: General Partner




             SIGNATURE PAGE TO BROADBASE INFORMATION SYSTEMS, INC.
                           SERIES E RIGHTS AGREEMENT

                      ELLMORE C. PATTERSON PARTNERS

                      By:  /s/ ARTHUR C. PATTERSON
                         ------------------------------------
                      Name:  Arthur C. Patterson
                      Title: General Partner


                      BT INVESTMENT PARTNERS, INC.

                      By:  /s/ KRISTINE CICARDO
                         ------------------------------------
                      Name:  Kristine Cicardo
                      Title: Vice President


                      CHARTER GROWTH CAPITAL, L.P.

                      By:  /s/ JAMES H. BOETTCHER
                         ------------------------------------
                      Name:  James H. Boettcher
                      Title: General Partner of the General Partner
                             CGC Partners, L.P.


                      CHARTER GROWTH CAPITAL CO-
                      INVESTMENT FUND, L.P.

                      By:  /s/ JAMES H. BOETTCHER
                         ------------------------------------
                      Name:  James H. Boettcher
                      Title: General Partner of the General Partner
                             CGC Partners, L.P.


                      CGC INVESTORS, L.P.

                      By:  /s/ JAMES H. BOETTCHER
                         ------------------------------------
                      Name:  James H. Boettcher
                      Title: General Partner of the General Partner
                             CGC Partners, L.P.


                      WEBER FAMILY TRUST DATED 1/6/89

                      By:  /s/ EUGENE M. WEBER
                         ------------------------------------
                      Name:  Eugene M. Weber
                      Title: [Illegible]


                      LION INVESTMENTS LIMITED

                      By:  /s/ ROBERT RAYNE
                         ------------------------------------
                      Name:  Robert Rayne
                      Title: Director


             SIGNATURE PAGE TO BROADBASE INFORMATION SYSTEMS, INC.
                           SERIES E RIGHTS AGREEMENT

                                    WESTPOOL INVESTMENT TRUST PLC

                                    By:  /s/ Robert Rane
                                        -------------------------------------
                                    Name: ROBERT RANE
                                          -----------------------------------
                                    Title: Director
                                           ----------------------------------

                                    /s/ Dr. Pehong Chen
                                    -----------------------------------------
                                    DR. PEHONG CHEN for Chen Family Trust

                                    /s/ Mike Ogborne
                                    -----------------------------------------
                                    MIKE OGBORNE

                                    /s/ Raj Gollamudi
                                    -----------------------------------------
                                    RAJ GOLLAMUDI

                                    /s/ Kevin Sidders
                                    -----------------------------------------
                                    KEVIN SIDDERS

                                    /s/ Ken Virnig
                                    -----------------------------------------
                                    KEN VIRNIG

                                    /s/ Frida Shein by Delia Laskey
                                        as attorney-in-fact
                                    -----------------------------------------
                                    FRIDA SHEIN


                                    /s/ Arthur O. Armstrong
                                    -----------------------------------------
                                    ARTHUR O. ARMSTRONG


                                    F & W INVESTMENTS 1989

                                    By: /s/ Laird H. Simons III
                                       --------------------------------------
                                    Name: Laird H. Simons III
                                    Title: Partner

                                    /s/ Gil Margalit
                                    -----------------------------------------
                                    GIL MARGALIT


             SIGNATURE PAGE TO BROADBASE INFORMATION SYSTEMS, INC.
                           SERIES E RIGHTS AGREEMENT

                                           G&H PARTNERS

                                           By: /s/ Gary S. Wohl for G&H Partners
                                               ---------------------------------
                                           Name: Gary S. Wohl
                                                 -------------------------------
                                           Title: Partner
                                                  ------------------------------


















             SIGNATURE PAGE TO BROADBASE INFORMATION SYSTEMS, INC.
                           SERIES E RIGHTS AGREEMENT

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

                                               SHARES OF SERIES E STOCK
INVESTOR                                               PURCHASED                             PURCHASE PRICE
--------                                       ------------------------                      --------------
Attractor Offshore Ltd.                                 73,925                               $   675,120.07
c/o Attractor Investment Management,
Inc.
1110 Burlingame Ave., Suite 211
Burlingame, CA  94010
Attn: Harvey Allison
(650) 685-8540 Phone
(650) 685-8545 Fax

Attractor Institutional LP                              21,892                               $   199,928.69
c/o Attractor Investment Management,
Inc.
1110 Burlingame Ave., Suite 211
Burlingame, CA  94010
Attn: Harvey Allison
(650) 685-8540 Phone
(650) 685-8545 Fax

Attractor Ventures LLC                                  39,756                               $   363,071.67
c/o Attractor Investment Management,
Inc.
1110 Burlingame Ave., Suite 211
Burlingame, CA  94010
Attn: Harvey Allison
(650) 685-8540 Phone
(650) 685-8545 Fax

Attractor LP                                            302,424                              $ 2,761,887.18
c/o Attractor Investment Management,
Inc.
1110 Burlingame Ave., Suite 211
Burlingame, CA  94010
Attn: Harvey Allison
(650) 685-8540 Phone
(650) 685-8545 Fax

Spinnaker Clipper Fund, L.P.                            10,948                               $    99,982.61
c/o Bowman Capital Management
1875 S. Grant Street, Suite 600
San Mateo, CA 94402
Attn: Matthew Cowan
(650) 287-2228 Phone
(650) 572-1844 Fax

                                               SHARES OF SERIES E STOCK
INVESTOR                                               PURCHASED                             PURCHASE PRICE
--------                                       ------------------------                      --------------
Spinnaker Founders Fund, L.P.                           272,083                              $ 2,484,798.00
c/o Bowman Capital Management
1875 S. Grant Street, Suite 600
San Mateo, CA 94402
Attn: Matthew Cowan
(650) 287-2228 Phone
(650) 572-1844 Fax

Spinnaker Offshore Founders Fund                        154,966                              $ 1,415,227.00
     Cayman Limited
c/o Bowman Capital Management
1875 S. Grant Street, Suite 600
San Mateo, CA 94402
Attn: Matthew Cowan
(650) 287-2228 Phone
(650) 572-1844 Fax

Axa U.S. Growth Fund LLC                                153,299                              $ 1,400,003.12
c/o Partech International
50 California Street, Suite 3200
San Francisco, CA 94111
Attn: Glenn Solomon
(415) 788-2929 Phone
(415) 788-6763 Fax

Double Black Diamond II LLC                              16,425                              $   150,001.32
c/o Partech International
50 California Street, Suite 3200
San Francisco, CA 94111
Attn: Glenn Solomon
(415) 788-2929 Phone
(415) 788-6763 Fax

45th Parallel LLC                                        5,475                               $    50,000.44
c/o Partech International
50 California Street, Suite 3200
San Francisco, CA 94111
Attn: Glenn Solomon
(415) 788-2929 Phone
(415) 788-6763 Fax

Parallel Capital I LLC                                  197,098                              $ 1,799,997.49
c/o Partech International
50 California Street, Suite 3200
San Francisco, CA 94111
Attn: Glenn Solomon
(415) 788-2929 Phone
(415) 788-6763 Fax

                                               SHARES OF SERIES E STOCK
INVESTOR                                               PURCHASED                             PURCHASE PRICE
--------                                       ------------------------                      --------------
Parallel Capital II LLC                                 273,748                              $ 2,500,003.61
c/o Partech International
50 California Street, Suite 3200
San Francisco, CA 94111
Attn: Glenn Solomon
(415) 788-2929 Phone
(415) 788-6763 Fax

Almanori Limited                                          6,570                              $    60,000.53
c/o Partech International
50 California Street, Suite 3200
San Francisco, CA 94111
Attn: Glenn Solomon
(415) 788-2929 Phone
(415) 788-6763 Fax

Multinvest LLC                                            4,380                              $    40,000.35
c/o Partech International
50 California Street, Suite 3200
San Francisco, CA 94111
Attn: Glenn Solomon
(415) 788-2929 Phone
(415) 788-6763 Fax

Benchmark Capital Partners, L.P.                         96,072                              $   877,377.54
2480 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attn: Kerri McClain
(650) 854-8180 Phone
(650) 854-8183 Fax

Benchmark Founders' Fund, L.P.                           13,428                              $   122,631.21
2480 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attn: Kerri McClain
(650) 854-8180 Phone
(650) 854-8183 Fax

Accel V L.P.                                             21,490                              $   196,257.43
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
Attn: Arthur Patterson
(650) 614-4800 Phone
(650) 614-4880 Fax

                                               SHARES OF SERIES E STOCK
INVESTOR                                               PURCHASED                             PURCHASE PRICE
--------                                       ------------------------                      --------------
Accel Internet/Strategic Technology                       2,847                              $    26,000.23
     Fund L.P.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
Attn: Arthur Patterson
(650) 614-4800 Phone
(650) 614-4880 Fax

Accel Keiretsu V L.P                                      1,122                              $    10,246.67
c/o Accel Partners.
428 University Avenue
Palo Alto, CA 94301
Attn: Arthur Patterson
(650) 614-4800 Phone
(650) 614-4880 Fax

Accel Investors '97 L.P.                                  1,314                              $    12,000.11
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
Attn: Arthur Patterson
(650) 614-4800 Phone
(650) 614-4880 Fax

Ellmore C. Patterson Partners                               602                              $     5,497.77
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
Attn: Arthur Patterson
(650) 614-4800 Phone
(650) 614-4880 Fax

BT Investment Partners, Inc.                            109,263                              $   997,844.35
130 Liberty Street
New York, N.Y. 10006
Attn. Kristine Cicardo, V.P.
(212) 250-1737 Phone
(212) 669-1502 Fax

Charter Growth Capital, L.P.                             54,750                              $   500,004.38
525 University Avenue, Suite 1400
Palo Alto, CA  94301
Attn: Steve Bird
(650) 325-6953 Phone
(650) 325-8811 Fax

Charter Growth Capital Co-Investment                    160,827                              $ 1,468,752.58
Fund, L.P.
525 University Avenue, Suite 1400
Palo Alto, CA  94301
Attn: Steve Bird
(650) 325-6953 Phone
(650) 325-8811 Fax

                                               SHARES OF SERIES E STOCK
INVESTOR                                               PURCHASED                             PURCHASE PRICE
--------                                       ------------------------                      --------------
CGC Investors, L.P.                                       3,422                              $    31,251.42
525 University Avenue, Suite 1400
Palo Alto, CA  94301
Attn: Steve Bird
(650) 325-6953 Phone
(650) 325-8811 Fax

Weber Family Trust dated 1/6/89                           1,643                              $    15,004.70
c/o Bluewater Capital Management, Inc.
50 California Street, Suite 3200
San Francisco, CA 94111
Attn: Eugene  Weber
(415) 362-5680 Phone
(415) 788-6763 Fax

Lion Investments Limited                                109,500                              $ 1,000,008.75
c/o London Merchant Securities plc
Carlton House
33 Robert Adam Street
London, England WlM 5AH
ATT:  Robert Rayne
011-44-171-935 3555 Phone
011-44-171-935-3737 Fax

Westpool Investment Trust plc                            27,375                              $   250,002.19
c/o London Merchant Securities plc
Carlton House
33 Robert Adam Street
London, England WlM 5AH
ATT:  Robert Rayne
011-44-171-935 3555 Phone
011-44-171-935-3737 Fax

Chen Family Trust                                        21,900                              $   200,001.75
c/o Dr. Pehong Chen
President & CEO
BroadVision
585 Broadway
Redwood City, CA 94063
(650) 261-5188 Phone
(650) 261-5900 Fax

Mike Ogborne                                              1,643                              $    15,004.70
One Montgomery Street, Suite 3700
San Francisco, CA 94104
(415) 364-2616 Phone
(415) 364-2697 Fax


                                               SHARES OF SERIES E STOCK
INVESTOR                                               PURCHASED                             PURCHASE PRICE
--------                                       ------------------------                      --------------
Raj Gollamudi                                             2,737                              $    24,995.66
c/o Mike Ogborne
One Montgomery Street, Suite 3700
San Francisco, CA 94104
(415) 364-2616 Phone
(415) 364-2697 Fax

Kevin Sidders                                             2,190                              $    20,000.18
c/o Mike Ogborne
One Montgomery Street, Suite 3700
San Francisco, CA 94104
(415) 364-2616 Phone
(415) 364-2697 Fax

Ken Virnig                                                2,737                              $    24,995.66
718 University Avenue, Suite 110
Los Gatos, CA 95032
(408) 354-3400 Phone
(408) 354-1810 Fax

Frida Shein                                               3,639                              $    33,233.17
c/o Dalia Govshovitz
104-60 Apt. 17J Queens Blvd.
Forest Hills, N.Y. 11375-7327
(718) 830-0687 Home Fax
(212) 343-2529 Office Fax

Arthur and Stephani Armstrong                               621                              $     5,671.29
Merle Norman Cosmetics
9130 Bellanca Avenue
Los Angeles, CA 90045
(310) 641-3000

F&W Investments 1999                                      4,626                              $    42,246.96
c/o Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA 94306
Attn: Laird Simons III
(650) 494-0600 Phone
(650) 494-1417 Fax

Gil Margalit                                              3,750                              $    34,246.88
17 Yerba Buena Avenue
Loa Altos, CA 94022
(650) 625-1111 Office Phone
(650) 404-9877 Office Fax

                                               SHARES OF SERIES E STOCK
INVESTOR                                               PURCHASED                             PURCHASE PRICE
--------                                       ------------------------                      --------------
G&H Partners                                              8,325                              $    76,028.07
c/o Gunderson Dettmer Stough
Villeneuve Franklin &
Hachigian, LLP
155 Constitution Way
Menlo Park, CA  94025
Attn:  Steve Spurlock/Gary Wohl

TOTALS                                                 2,188,812                             $19,989,325.73